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                                                                    Exh. 99(b)11


                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 18 (File No. 33-33980) under the Securities Act of 1933 and Post-Effective Amendment No. 19 (File No. 811-6067) under the Securities Act of 1940 to the Registration Statement on Form N-1A of Dimensional Investment Group Inc. of our reports for DFA International Value Portfolio IV and Emerging Markets Portfolio II dated January 16, 1998 on our audits of the financial statements and financial highlights for DFA Investment Trust Company as of November 30, 1997 and for the respective periods then ended, which reports are included in the Annual Reports to Shareholders.

We also consent to the reference to our firm under the captions "Other Information" and "Financial Statements" in the Statement of Additional Information.



COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 11, 1998